As filed with the Securities and Exchange Commission on November 17, 1999.
                              Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          United Investors Realty Trust
             (Exact name of registrant as specified in its charter)

              Texas                                      74-1464203
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
          (Address, including zip code, of Principal Executive Offices)

                          United Investors Realty Trust
                        1999 Open Market Purchase Program
                            (Full title of the plan)

                                R. Steven Hamner
                   Vice President and Chief Financial Officer
                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
                                 (713) 781-2860
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    copy to:

                             Robert V. Jewell, Esq.
                              Andrew & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

                                                    CALCULATION OF REGISTRATION FEE
============================================= -------------------- ----------------- -------------- ----------------
                                                                                       Proposed
                                                                       Proposed         Maximum
                                                    Amount             Maximum         Aggregate       Amount of
                                                    to be          Offering Price     Offering      Registration
Title of Securities to be Registered           registered (1)(2)    Per Share (3)      Price (3)          Fee
============================================= ==================== ================= ============== ================
Common Shares of Beneficial Interest,           250,000 Shares          $6.375         $1,593,750        $444
    no par value
============================================= ==================== ================= ============== ================

    (1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

     (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low price per share of the Registrant's Common Stock on the Nasdaq National Market as reported in the Wall Street Journal on November 12, 1999.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     United Investors Realty Trust (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) The Company's Current Report on Form 8-K/A filed with the Commission on March 16, 1999;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

     (f) The description of the Company's common shares of beneficial interest, no par value (the "Common Shares"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 27, 1998, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company pursuant to Section13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4.  Description of Securities.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers.

     Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article Sixteen of our First Amended and Restated Declaration of Trust provides that we shall indemnify officers and trust managers, as set forth below:

     (a) We shall indemnify every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

Item 7.  Exemption from Registration Claimed.

         The information required by Item 7 is not applicable to this Registration Statement.

Item 8.  Exhibits.

Exhibit Number      Description

4.1 First Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.2 First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.3 Specimen certificate for common shares (incorporated by reference to Exhibit 4.2 of our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

23.1*               Consent of Ernst & Young LLP.

24.1*               Power  of  Attorney  (set  forth  on  the   signature   page
                    contained in Part II of this Registration Statement).

_______________
* Filed herewith.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of November, 1999.

                          UNITED INVESTORS REALTY TRUST



                                       By:/s/ Robert W. Scharar
                                          ---------------------
                                          Robert W. Scharar
                                          Chairman of the Board, Chief Executive
                                          Officer and Trust Manager


                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Scharar and R. Steven Hamner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on November 17, 1999.

Signature                              Title

/s/ Robert W. Scharar    Chairman  of the Board,  Chief  Executive  Officer  and
---------------------    Trust Manager (Principal Executive Officer)
Robert W. Scharar



/s/ R. Steven Hamner
---------------------
R. Steven Hamner         Vice President and Chief Financial  Officer  (principal
                         financial and accounting officer)


/s/ William C. Brooks
---------------------
William C. Brooks        Trust Manager


/s/ Josef C. Hermans
---------------------
Josef C. Hermans         Trust Manager


/s/ Deborah G. Moffett
---------------------
Deborah G. Moffett       Trust Manager

HOU:496202.1
                                  EXHIBIT INDEX

Exhibit Number      Description

4.1 First Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.2 First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.3 Specimen certificate for common shares (incorporated by reference to Exhibit 4.2 of our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

23.1*               Consent of Ernst & Young LLP.

24.1*               Power  of  Attorney  (set  forth  on  the   signature   page
                    contained  in  Part  II  of  this  Registration  Statement).
_______________
* Filed herewith.

                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1999 Open Market Purchase Plan of United Investors Realty Trust of our report dated February 3, 1999 with respect to the Consolidated Financial Statements and Schedule of United Investors Realty Trust and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31,1998, and our report dated March 12, 1999 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of the Dallas Portfolio for the year ended December 31,1998 included in the Current Report on Form 8-K/A of United Investors Realty Trust dated December 31, 1998 (filed March 16,1999), filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          ERNST & YOUNG LLP

Dallas, Texas
November 15, 1999